UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 4, 2009

Cell Genesys, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19986	94-3061375
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

400 Oyster Point Boulevard, Suite 525, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 266-3000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 8, 2009, the termination of the leases for the Hayward manufacturing facilities of Cell Genesys, Inc., a Delaware corporation (the “Company”) became effective. The termination was pursuant to that certain Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Lease Termination Agreement I”), dated March 6, 2009, by and between the Company and BMR-Bridgeview Technology Park II LLC, a Delaware limited liability company and that certain Agreement for Termination of Lease and Voluntary Surrender of Premises (the “Lease Termination Agreement II”), dated March 6, 2009, by and between the Company and BMR-Bridgeview Technology Park LLC, a Delaware limited liability company. The terms of the Lease Termination Agreement I and Lease Termination Agreement II were previously disclosed in the Company’s annual report for the fiscal year ended December 31, 2008 on Form 10-K filed on March 9, 2009 (the “Annual Report”). A copy of the Lease Termination Agreement I was attached as Exhibit 10.29 to the Annual Report. A copy of the Lease Termination Agreement II was attached as Exhibit 10.30 to the Annual Report.

Also on April 8, 2009, upon the fulfillment of the termination conditions set forth in the Lease Termination Agreement I, the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with BioMed Realty, L.P., a Maryland limited partnership (“BioMed”). Pursuant to the Stock Purchase Agreement, the Company issued 1,000,000 shares of common stock of the Company, par value $0.001 per share (the “Shares”) to BioMed. Under the terms of the Stock Purchase Agreement, BioMed cannot transfer any of the Shares during the 90 day period following the issuance of the Shares (the “Lock-up Period”). Subject to certain limitations, BioMed is entitled to have its Shares registered during the Lock-up Period if the Company proposes to register any additional shares of its common stock or any other securities under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the terms of the Stock Purchase Agreement does not purport to be complete, and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

On April 8, 2009, the Company gave written notice to Kingsbridge Capital Limited, an entity organized and existing under the laws of the British Virgin Islands (“Kingsbridge”) to terminate its committed equity financing facility under that certain Common Stock Purchase Agreement dated as of February 5, 2007 by and between the Company and Kingsbridge (the “2007 CEFF”). Under the 2007 CEFF, Kingsbridge committed to purchase, subject to certain conditions, up to the lesser of 11.6 million shares of the Company’s common stock or an aggregate of $75.0 million during the three year period following entry into the 2007 CEFF. As of the date of the termination notice, the Company has raised $23.0 million from the sale of 7.1 million shares of its common stock to Kingsbridge and there remain approximately 4.5 million shares that may be sold. However, Kingsbridge is not obligated to purchase shares at prices below $1.75 per share, which the Company’s common stock was trading below as of April 8, 2009, or at a price below 85% of the closing share price of the Company’s stock on the trading day immediately preceding the commencement of a drawdown. Pursuant to the terms of the 2007 CEFF, the Company may terminate the 2007 CEFF upon one business day’s notice to Kingsbridge. Accordingly, the 2007 CEFF will be terminated as of April 9, 2009. No termination penalties are incurred as a result of the termination.

The Company has also recently terminated the agreement set forth in Item 8.01 to this current report on Form 8-K.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 above, the Company issued the Shares to BioMed on April 8, 2009. The offer and sale of the Shares was made without any public offering or solicitation, and was exempt under Section 4(2) of the Securities Act and the safe harbor provided by Rule 506 of Regulation D promulgated under the Securities Act. No advertising or general solicitation was employed in this offering, the offering and sale was made to BioMed only and the Company restricted transfer of the securities in accordance with the requirements of the Securities Act. BioMed represented its intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legend was affixed to the stock certificate issued in the transaction.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 4, 2009, the Board of Directors of the Company approved, upon recommendation of its Compensation Committee, certain retention payment arrangements pursuant to a retention payment letter agreement (the “Retention Payment Agreement”) and letter of credit agreement (the “Letter of Credit Agreement”) with the remaining executive officers: Stephen A. Sherwin, M.D., Chairman of the Board and Chief Executive Officer; Sharon E. Tetlow, Senior Vice President and Chief Financial Officer; Marc L. Belsky, Vice President, Finance and Chief Accounting Officer; and Robert H. Tidwell, Senior Vice President, Corporate Development (each, an “Executive Officer”), in order to provide an additional incentive for such Executive Officer to remain employed by the Company as the Company evaluates its strategic alternatives, including merger with or acquisition by another company, further restructuring of the Company, allocation of the Company’s resources to other biopharmaceutical product areas, sale of the Company’s assets, and liquidation of the Company, all of which have an uncertain timeline. The retention period (the “Retention Period”) commences on May 1, 2009 and ends on April 30, 2010 (or in the case of Mr. Tidwell, July 29, 2009).

Under each Retention Payment Agreement, an Executive Officer is eligible to receive a payment under one (and only one) of the three circumstances described below:

1.	If the Executive Officer remains employed with the Company through the end of the Retention Period and no Change of Control, as defined in the Retention Payment Agreement, occurs during the Retention Period of 365 days, such Executive Officer will be entitled to receive a lump sum cash payment equal to $1,400,000 for Dr. Sherwin, $800,000 for Ms. Tetlow, $360,000 for Mr. Belsky (as applicable to each Executive Officer, the “Payment Amount”), which shall be paid within five business days after the end of the applicable Retention Period. For Mr. Tidwell the retention payment is $140,000 and the retention period is 90 days.

2.	If the Executive Officer’s employment is terminated during the applicable Retention Period, either by the Company without Cause, as defined in the Retention Payment Agreement, or as a result of an Involuntary Termination, as defined in the Retention Payment Agreement, and in either case, other than due to such Executive Officer’s death or Disability, as defined in the Retention Payment Agreement, then such Executive Officer will be entitled to receive the applicable Payment Amount within 30 calendar days after the date of such Executive Officer’s employment termination. The payment of the Payment Amount will be contingent on the Executive Officer’s execution of a release of claims in favor of the Company on termination of employment.

3.	If a Change of Control occurs during the Retention Period and the Executive Officer continues to be employed with the Company through the date of the Change of Control, such Executive Officer will be entitled to receive a lump sum cash payment (the “CoC Payment”) equal to (i) the applicable Payment Amount multiplied by (ii) the ratio of (y) the number of days, not to exceed 365 days (or in the case of Mr. Tidwell, 90 days), from May 1, 2009 through the date of the Change of Control, to (z) 365 (or in the case of Mr. Tidwell, 90), which shall be paid within five business days after the date of the Change of Control. In the case of Dr. Sherwin, if his CoC Payment becomes payable upon a Change of Control and is subject to the excise tax imposed under Section 280G of the U.S. Internal Revenue Code of 1986 (the “Excise Tax”), then Dr. Sherwin has agreed to waive an existing provision related to the Section 280G tax gross-up provision of his Change of Control Severance Agreement so as to reduce expense to the Company. In the case of Ms. Tetlow, if her CoC Payment becomes payable upon a Change of Control and is subject to the Excise Tax, her CoC Payment will equal her Payment Amount.

For each Executive Officer, if any payment payable under the Retention Payment Agreement would trigger the Excise Tax, then the payment will either be paid in full or reduced to the extent that it will not be subject to the Excise Tax, whichever results in a greater benefit to the Executive Officer on an after-tax basis.

The Retention Payment Agreement does not affect such Executive Officer’s existing Change of Control Severance Agreement, Indemnification Agreement and any other agreement with the Company, except that Dr. Sherwin has agreed that the Section 280G tax gross-up provision of his Change of Control Severance Agreement will not apply if any payments under his Retention Payment Agreement are subject to such tax.

The Company’s obligation to each Executive Officer under the applicable Retention Payment Agreement is to be secured by a letter of credit issued in favor of such Executive Officer. The foregoing description of the Retention Payment Agreements and the Letter of Credit Agreements does not purport to be complete, and is qualified in its entirety by reference to the full text of the Retention Payment Agreements and the form of the Letter of Credit Agreement, copies of which are attached hereto as Exhibits 10.2, 10.3, 10.4, 10.5 and 10.6 to this current report on Form 8-K and are incorporated herein by reference.

Item 8.01.	Other Events.

On March 25, 2009, the Company entered into a termination agreement with Novartis Pharma AG (“Novartis”), which terminated that certain Product Development and Option Agreement dated July 23, 2003 between the companies. The termination agreement concluded the global alliance for the development and commercialization of oncolytic virus therapies between the Company and Novartis that was formed pursuant to the underlying agreement. No termination penalties were incurred as a result of such termination.

On March 20, 2009, the Company entered into a settlement agreement with sanofi-aventis US, Inc., which provided for the settlement of any and all issues under that certain License Agreement dated February 14, 1997 and amended on May 5, 2004 between the companies. This settlement agreement resulted from a notice from sanofi-aventis in November 2008 informing the Company of its intention to terminate the license agreement. Under the settlement agreement, sanofi-aventis made a one time final payment in the amount of $109,589 to the Company.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

Exhibit 10.1	Stock Purchase Agreement dated April 8, 2009 by and between Cell Genesys, Inc. and BioMed Realty, L.P.

Exhibit 10.2	Retention Payment Agreement dated April , 2009 by and between Cell Genesys, Inc. and Stephen A. Sherwin, M.D.

Exhibit 10.3	Retention Payment Letter Agreement dated April , 2009 by and between Cell Genesys, Inc. and Sharon E. Tetlow.

Exhibit 10.4	Retention Payment Agreement dated April , 2009 by and between Cell Genesys, Inc. and Marc L. Belsky.

Exhibit 10.5	Retention Payment Agreement dated April , 2009 by and between Cell Genesys, Inc. and Robert H. Tidwell.

Exhibit 10.6	Form of Letter of Credit Agreement dated April , 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cell Genesys, Inc.

April 9, 2009	By:	/s/ Sharon E. Tetlow
Name: Sharon E. Tetlow
Title: Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

Exhibit 10.1	Stock Purchase Agreement dated April 8, 2009 by and between Cell Genesys, Inc. and BioMed Realty, L.P.

Exhibit 10.2	Retention Payment Agreement dated April , 2009 by and between Cell Genesys, Inc. and Stephen A. Sherwin, M.D.

Exhibit 10.3	Retention Payment Letter Agreement dated April , 2009 by and between Cell Genesys, Inc. and Sharon E. Tetlow.

Exhibit 10.4	Retention Payment Agreement dated April , 2009 by and between Cell Genesys, Inc. and Marc L. Belsky.

Exhibit 10.5	Retention Payment Agreement dated April , 2009 by and between Cell Genesys, Inc. and Robert H. Tidwell.

Exhibit 10.6	Form of Letter of Credit Agreement dated April , 2009.